FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-02

From: Smith, Garrett (VSCA 5)
Sent: Friday, May 13, 2016 1:59 PM
To:
Subject: FW: CSAIL

See below for Loan 6, 7, 9.

6 – yes there’s an agreement in place where both TICs having consented to CBRE operating the property.

2.       loan 7 (Vistas):

Does TIC have operating agreement to manage property?

Answer: Yes, it was posted in Feb. under “Seven Bar- AR Property and Asset Mgmt-fully executed.pdf”

3.       Loan 9 (Wilshire):

Were taxes adjusted for prop 13 reassessment?

Answer: Yes, real estate taxes were adjusted for Prop 13.  Our UW and assessment contemplated this loan #6

does TIC have operating agreement to manage property?

loan #7

does TIC have operating agreement to manage property?

loan #9

were taxes adjusted for prop 13 reassessment?

===============================================================================

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC

(SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU

INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER

DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE

ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE

SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE

PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

===============================================================================
Where required by law, and except for FX instruments, pre-trade mid-market mark is the arithmetic mean of bid and offer prices unless otherwise stated; other regulatory disclosures are available at https://plus.credit-suisse.com.
===============================================================================

===============================================================================
This material has been prepared by individual sales and/or trading personnel and does not constitute investment research. Please follow the attached hyperlink to an important disclaimer: http://www.credit-suisse.com/americas/legal/salestrading

===============================================================================

==============================================================================
Please access the attached hyperlink for an important electronic communications disclaimer: http://www.credit-suisse.com/legal/en/disclaimer_email_ib.html

==============================================================================